Exhibit 10.38

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

FIRST AMENDMENT

Dated as of February 7, 2018

to the

TRANSACTION CONFIRMATION

Dated as of February 27, 2017

between

TX LFG Energy, LP (“Seller”) and BP Energy Company and BP Products North America Inc.

(collectively, “Buyer”)

Buyer (as successor by assignment to Clean Energy Renewable Fuels, LLC) and Seller have previously entered into a Transaction Confirmation dated February 27, 2017 (the “Transaction Confirmation”) which is subject to the Base Contract between the parties dated February 27, 2017, both as may be amended and supplemented from time to time. The parties have now agreed to amend the Transaction Confirmation pursuant to this Amendment. Unless otherwise defined in this Amendment or the Base Contract, capitalized terms used in this Amendment shall have the meanings specified in the Transaction Confirmation or the Base Contract.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Amendment of the Transaction Confirmation

Upon execution of this Amendment by all parties, the Transaction Confirmation shall be and hereby is amended as follows:

(a)	Contract Price is hereby amended by deleting it in its entirety and replacing it with the following:

“Contract Price”.

(a)	The Contract Price is equal to [***].

(b)	Biogas Value.

(i)	The Biogas Value shall be paid by the Buyer and is calculated by [***] (as measured in MMBtus).

(ii)	The “Biogas Price” means, for Buyer’s Direct meters, the Biogas Price shall be [***].

(c)	RIN Value.

(i)	The RIN Value shall be paid by Buyer’s Affiliate and is calculated by [***].

(ii)	The RIN Price shall be determined as follows:

(1)	[***].

(2)	[***]

(3)	[***]

(4)	[***]

(iii)

The RIN Quantity shall be [***]. The conversion factor for determining the quantity of RINs generated for the quantity of Biogas delivered is 11.727 RINs for every 1 MMBtu of Biogas (11.727 RINs/1MMBtu), or as otherwise specified by the EPA.

(d)	LCFS Value.

(i)	The LCFS Value is calculated by summing all the LCFS Monthly Values for the Calendar Quarter in which Biogas was delivered to the Buyer (each such Month a “Delivery Month”).

(ii)	The LCFS Monthly Value is calculated by multiplying the average LCFS Price for the Delivery Month by the LCFS Quantity for the Delivery Month.

(iii)	The LCFS Price for the applicable Month means, for Biogas delivered to California, the OPIS California LCFS Price.

(iv)	The LCFS Quantity shall be [***] of the Incremental LCFS Credits generated from the Biogas delivered to a VFP in California.

(v)	The LCFS Value shall be paid by Buyer’s Affiliate.

(e)	Definitions applicable to the Contract Price:

“Advance Notice Deadline” means the seventh (7th) Business Day before the first Day of the Biogas delivery Month.

“Argus” means Argus Media Limited, the independent media organization which provides data on prices and fundamentals, news, analysis, consultancy services and conferences for the global crude, oil products, natural gas, electricity, coal, emissions, bioenergy, fertilizer, petrochemical, metals and transportation industries.

“Argus D3 RIN Price” means the arithmetic average of the midpoint of the high and low daily prices, as published and assessed by Argus in the Argus US Products daily report under the heading “RINs Cellulosic biofuels” for the applicable vintage year (or successor heading or publication).

“Argus D5 RIN Price” means the arithmetic average of the midpoint of the high and low daily prices, as published and assessed by Argus in the Argus US Products daily report under the heading “RINs Advanced Biofuels” for the applicable vintage year (or successor heading or publication).

“Calendar Quarter” means each individually the periods January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

“EMTS Account” means the EPA Moderated Transaction System Account for RINs.

“Incremental LCFS Credits” means the number of LCFS Credits generated by displacing fossil fuel natural gas Vehicle Fuel with Biogas Vehicle Fuel, but excluding the LCFS Credits that would have been generated from fossil fuel natural gas Vehicle Fuel.

“LRT Account” means the CARB LRT Account for LCFS Credits.

“OPIS” means Oil Price Information Service, the petroleum pricing and news information company that provides data on prices and fundamentals, news, analysis, consultancy services and conferences for the global petroleum products industry.

“OPIS California LCFS Price” means the arithmetic average of the midpoint of the high and low daily prices, as assessed and published by OPIS in the daily OPIS West Coast Spot Market Report under the heading “California Low Carbon Fuel Standard Carbon Credit” (or successor heading or publication).

“Q-RIN” means a RIN verified by a registered independent third-party auditor using a QAP that has been approved under 40 C.F.R. § 80.1469(c) following the audit process described in 40 C.F.R. § 80.1472.

“Vehicle Fuel Producer” or “VFP” means the vehicle fuel producer(s) listed in the Transaction Confirmation(s) between Buyer and Seller, or provided to Seller in a notice issued by Buyer or Buyer’s Affiliate.

(f)

RIN Payment Terms. Buyer’s Affiliate shall pay the RIN Value within ten (10) Business Days of the RIN Value Deadline. The “RIN Value Deadline” means, the later of: (i) the date the RINs are generated and transferred into the Buyer’s Affiliate’s EMTS Account; and (ii) Buyer’s or Buyer’s Affiliate’s receipt of Seller’s invoice. Any RIN Value due for RINs not generated and transferred to the Buyer’s Affiliate’s EMTS Account by the RIN Value Deadline, but generated and transferred thereafter, shall be paid in the following Month. No RIN Value shall be paid for RINs not generated and transferred to the Buyer’s Affiliate’s EMTS Account.

(g)

LCFS Payment Terms. Buyer’s Affiliate shall pay the LCFS Value within ten (10) Business Days of the LCFS Value Deadline. The “LCFS Value Deadline” means, the later of: (i) the date the credits are generated and transferred into the Buyer’s Affiliate’s LRT Account; and (ii) Buyer’s or Buyer’s Affiliate’s receipt of Seller’s invoice. No LCFS Value shall be paid for LCFS Credits not generated and transferred to the Buyer’s Affiliate’s LCFS Account. Any LCFS Value due for LCFS Credits not generated and transferred to the Buyer’s Affiliate’s LRT Account by the LCFS Value Deadline, but generated and transferred thereafter, shall be paid in the following Month. No LCFS Value shall be paid for LCFS Credits not generated and transferred to the Buyer’s Affiliate’s LRT Account.”

(b)	Section 1 of the Special Conditions to the Transaction Confirmation is hereby amended by deleting the definitions of “Green Premium” and adding the following new definitions:

“Green Attribute Program” means any federal, state or local program for Greenhouse Gas emission reductions that is established, certified, maintained, or recognized by any international, governmental (including U.N., U.S. federal, state, or local agencies), or non-governmental agency from time to time.

(c)	Section 5(A)(ii) of the Special Conditions is hereby amended to add the following new subsection (E):

“(E) The quantity of Biogas that Seller has delivered to Buyer and which Buyer is storing until such time as it can be delivered to a Vehicle Fuel Producer.”

(d)	A new Section (l l) is added to the Special Conditions, as follows:

“(11) Storage of Biogas. From time to time, Biogas delivered by Seller to Buyer may be put into storage by Buyer, for one of three reasons: (i) if the Green Attribute pathway has not yet been approved by the EPA but the plant is flowing Biogas, then Buyer shall store the Biogas in accordance with the terms of the Green Attribute Program until such time as the pathway is approved; (ii) if the Biogas is intended to produce Q-RINs, then the Buyer shall store Biogas until such time as the QAP process is completed; or (iii) if the Biogas has been delivered to Buyer but Buyer cannot deliver it to a VFP until a subsequent Month, then Buyer may store the Biogas until such time as it can deliver the Biogas to the VFP. If Biogas is stored pursuant to Section l 1(i), [***].”

(e)	A new Section (l 2) is added to the Special Conditions as follows:

“(12) SELLER ELECTION TO TAKE RINs IN-KIND

Seller may elect to take its RIN Quantity in-kind for a Biogas delivery Month; provided however, that Seller provides written Notice to Buyer by the Advance Notice Deadline for the applicable Biogas delivery Month. If Seller elects to take its RIN Quantity in-kind, Seller shall establish and manage its EMTS account as required by the EPA RFS. Notwithstanding the foregoing, in each Month of the Delivery Period, whether or not Seller has elected to take its RIN Quantity in-kind, Seller is obligated to transfer Buyer’s share of the RINs produced in such Month in an amount equal to its percentage. If Seller does elect to take its RIN Quantity in-kind, in the event it determines that it wants Buyer to monetize such RIN Quantity, such agreement shall be documented in a separate Transaction Confirmation.”

(f)	A new Section (13) is added to the Special Conditions as follows:

“(13) AMENDMENTS TO BASE CONTRACT:

(A) Section 2 of the Base Contract is hereby amended by:

(i)	deleting the definition in Section 2.10 and replacing it with the following:

“Contract Price” shall have the meaning given to it in the Transaction Confirmation.”

(ii)	Adding the following new definitions:

“Argus California LCFS Price” means the arithmetic average of the midpoint of the bid and ask daily prices, as assessed and published by Argus in the Argus US Products daily report under the heading “California low-carbon fuel credits (LCFS)” (or successor heading or publication).

“LCFS Spot Price” as referred to in Section 3.2 of the Base Contract shall mean the OPIS California LCFS Price for the applicable Calendar Quarter of Biogas delivery. If there is no OPIS California LCFS Price published for the applicable Calendar Quarter of Biogas delivery, then the LCFS Spot Price shall mean the Argus California LCFS Price for the applicable Calendar Quarter of Biogas delivery. If there are no OPIS California LCFS Price or Argus California LCFS Price published for the applicable Calendar Quarter of Biogas delivery, then the LCFS Spot Price shall mean the Platts California LCFS Price for the applicable Calendar Quarter of Biogas delivery. If no there is no OPIS California LCFS Price, Argus California LCFS Price, or Platts California LCFS Price published on a relevant Day, then the LCFS Spot Price shall mean the price for the first Day for which an OPIS California LCFS Price, Argus California LCFS Price, or Platts California LCFS Price is published that follows the relevant Day.

“OPIS D3 RIN Price” means the arithmetic average of the midpoint of the high and low daily prices, as assessed and published by OPIS in the daily OPIS Full-Day Refined Spots Report under the heading “OPIS U.S. RIN Values—Cellulosic” for the applicable vintage year (or successor heading or publication).

“Platts” means S&P Global Platts, which publishes news, commentary, fundamental market data and analysis, and daily price assessments for petroleum, oil, natural gas, LNG, power, coal, shipping, petrochemicals, metals, and agriculture.

“Platts California LCFS Price” means the arithmetic average of the midpoint of the high and low daily prices, as assessed and published by Platts in the Platts US Marketscan daily report under the heading “LCFS Carbon Credits” (or successor heading or publication).

“Platts D3 RIN Price” means the arithmetic average of the midpoint of the high and low daily prices, as assessed and published by Platts in the Platts Biofuelscan daily report under the heading “Renewable Identification Number (RIN) Cellulosic biofuel (D3)” for the applicable vintage year (or successor heading or publication).

“RIN Spot Price” as referred to in Section 3.2 of the Base Contract shall mean the Argus D3 RIN Price for the applicable Month of Biogas delivery. If there is no Argus D3 RIN Price published for the applicable Month of Biogas delivery for a particular Day, then the RIN Spot Price for that Day shall mean the OPIS D3 RIN Price for the applicable Month of Biogas delivery. If there are no Argus D3 RIN Price or OPIS D3 RIN Price published for the applicable Month of Biogas delivery for a particular Day, then the RIN Spot Price for that Day shall mean the Platts D3 RIN Price for the applicable Month of Biogas delivery. If there is no Argus D3 RIN Price, OPIS D3 RIN Price, or Platts D3 RIN Price for a particular Day, then the RIN Spot Price shall mean the price for the first Day for which an Argus D3 RIN Price, OPIS D3 RIN Price, or Platts D3 RIN Price is published that follows the relevant Day.

“RIN or LCFS Cover Standard” shall mean that if there is an unexcused failure to take or deliver any quantity of RINs or LCFS Credits pursuant to a Transaction Confirmation, then the performing party shall use commercially reasonable efforts to: (i) if Buyer is the performing party, obtain RINs or LCFS Credits; or (ii) if Seller is the performing party, sell RINs or LCFS Credits, in either case, at a commercially reasonable price.”

(B) Section 3.2 of the Base Contract is hereby amended by adding the following paragraph to the end thereof:

The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive RINs or LCFS Credits shall be recovery of the following:

(i)	in the event of a breach by Seller on any Day(s), [***]; or

(ii)	in the event of a breach by Buyer on any Day(s), [***]; and

(iii)

in the event that Buyer has used commercially reasonable efforts to replace the RINs or LCFS Credits or Seller has used commercially reasonable efforts to sell the RINs or LCFS Credits to a third party, and no such replacement or sale is available for all or any portion of the RIN or LCFS Quantity, as applicable, then in addition to (i) or (ii) above, as applicable, the sole and exclusive remedy of the performing party with respect to the RINs or LCFS Credits not replaced or sold shall be [***],

The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated,

(g)	A new Exhibit C (attached to this Amendment) is added to the Transaction Confirmation,

2.	Representations

Each party represents to the other party that all representations contained in the Transaction Confirmation and the Base Contract are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3.	Miscellaneous

(a)	Entire Agreement; Restatement.

(i)

This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto,

(ii)

Except for any amendment to the Transaction Confirmation made pursuant to this Amendment, all terms and conditions of the Transaction Confirmation will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Transaction Confirmation will be to the Transaction Confirmation, as amended by this Amendment.

(b)

Amendments. No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission ), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with Section 15.5 of the Base Contract.

IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates specified below with effect from the date first specified on the first page of this Amendment.

TX LFG Energy, LP		BP Energy Company
(“Seller”)		(“Buyer”)

By:	/s/ Martin L. Ryan	By:	/s/ John Armstrong
Name:	Martin L. Ryan	Name:	John Armstrong
Title:	President	Title:	Attorney in Fact
Date:	February 14, 2018	Date:	February 13, 2018

BP Products North America Inc.
(“Buyer’s Affiliate”)

		By:	Sean M. Reavis
		Name:	Sean M. Reavis
		Title:	Attorney in Fact
		Date:	February 13, 2018

Exhibit C – Validation Example